Form N-SAR
Attachment for Item #77.Q1(a)
Amendment to Articles of Incorporation

MAINSTAY VP SERIES FUND, INC.
811-03833
For Period Ended 12/31/06

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MAINSTAY VP SERIES FUND, INC.

ARTICLES OF AMENDMENT

MainStay VP Series Fund, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: On June 20, 2006, the Board of Directors of the Corporation adopted a resolution amending the charter of the Corporation (the “Charter”) to change the name of a series and its two classes of the stock of the Corporation, effective November 10, 2006, as follows:

Name of Series	New Series Name
MainStay VP Basic Value Portfolio Initial Class	MainStay VP ICAP Select Equity Portfolio Initial Class
MainStay VP Basic Value Portfolio Service Class	MainStay VP ICAP Select Equity Portfolio Service Class

The preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of the Corporation, as set forth in the Charter, are not changed by these Articles of Amendment.

SECOND: The amendment to the Charter as hereinabove set forth is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders, and has been duly advised and approved by a majority of the entire Board of Directors.

THIRD: These Articles of Amendment and the amendment to the Charter effected hereby shall be effective November 10, 2006.

FOURTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on November 1, 2006.

ATTEST:     MAINSTAY VP SERIES FUND, INC.

By:  /s/Marguerite E. H. Morrison_ By:  /s/Christopher O. Blunt
Marguerite E.H. Morrison   Christopher O. Blunt
Secretary     President